EXHIBIT 1.1

         Shares1

FOXHOLLOW TECHNOLOGIES, INC.

COMMON STOCK

PURCHASE AGREEMENT

October     , 2004

J.P. MORGAN SECURITIES INC.

PIPER JAFFRAY & CO.

THOMAS WEISEL PARTNERS LLC

WILLIAM BLAIR & COMPANY LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

FoxHollow Technologies, Inc., a Delaware corporation (the “Company”) proposes to sell to the several underwriters named in Schedule I hereto (each an “Underwriter” and collectively the “Underwriters”) an aggregate of              shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company. The Company has also granted to the Underwriters an option to purchase up to              additional shares of Common Stock, on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the Underwriters, for whom you are acting as representatives (the “Representatives”).

1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-             ) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and

[1]	Plus an option to purchase up to additional shares to cover over-allotments.

Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the “Registration Statement.” The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Act) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term “Prospectus” shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the Underwriters as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) The financial statements of the Company, together with the related notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement and Prospectus has been prepared in accordance with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and Prospectus. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus.

(iv) To the Company’s knowledge, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations. The Company has no reason to believe that such accountants, in the performance of their work for the Company, are in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”).

(v) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business makes such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse change in the general affairs, condition (financial or otherwise), business, prospects, properties, operations or results of operations of the Company (“Material Adverse Change”).

(vi) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants and except as set forth in the Prospectus), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than issuances of options under existing plans described in the Prospectus, not exceeding the shares reserved for issuance thereunder as described in the Prospectus), of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change.

(vii) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is or may be a party or of which any property or assets of the Company is or may be the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change or materially effect the ability of the Company to perform its obligations under this Agreement.

(viii) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(ix) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company’s charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, that could, in the case of (i) and (iii), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(x) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability to the Company by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability to the Company by reason of being such holders; and the capital stock of the Company conforms to the description thereof in the Registration Statement and Prospectus. Except as set forth in the Amended and Restated Investor Rights Agreement, dated February 24, 2004, by and among the Company and the stockholders identified therein (the “Investor Rights Agreement”), there are no preemptive rights or other rights to subscribe for or to purchase (other than options under existing plans described in the Prospectus, not exceeding the shares reserved for issuance thereunder as described in the Prospectus, or outstanding warrants as set forth in the Prospectus), or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been properly waived. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

(xi) The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except to such extent as would not, either individually or in the aggregate, result in a Material Adverse Change; and the Company is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except to such extent that such non-compliance therewith would not result in a Material Adverse Change.

(xii) The Company has good and marketable title to all real or personal property described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that would not, either individually or in the aggregate, result in a Material Adverse Change. The property held under lease by the Company is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xiii) Except as described in the Prospectus and the Registration Statement under the risk factor entitled “We are aware of patents held by Guidant that may be asserted against us in litigation that could be costly and that could limit our ability to sell the SilverHawk,” the Company owns or possesses all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, rights, technology, know-how and other intellectual property used in or necessary for the conduct of the Company’s business currently carried on and as described in the Registration Statement and Prospectus (“Intellectual Property”), or can acquire the Intellectual Property on reasonable terms. To the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not have a Material Adverse Change. There is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and except as described in the Prospectus and the Registration Statement, the Company is unaware of any facts that would form a reasonable basis for any such claim. The Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and, except as described in the Prospectus and the Registration Statement, the Company is unaware of any facts which would form a reasonable basis for any such claim. There is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, nor has the Company received any written notice of such claim and, except as described in the Prospectus and the Registration Statement, the Company is unaware of any other fact that would form a reasonable basis for any such claim. To the knowledge of the Company, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company.

(xiv) The Company is not (a) in violation of its respective charter or by-laws or (b) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any property or assets of the Company is subject; except in the case of (b) as would not reasonably be expected to result in a Material Adverse Change.

(xv) The Company is not a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(xvi) The Company has timely filed all federal, state, local and foreign (a) income and franchise tax returns required to be filed and (b) other tax returns required to be filed, and is not in default in the payment of any material taxes that were payable pursuant to said returns or any assessments with respect thereto, other than any that the Company is contesting in good faith or that, in the case of (b), would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xvii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(xviii) The Securities have been approved for listing on the Nasdaq National Market upon official notice of issuance and, on the date the Registration Statement became or becomes effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Exchange Act became or will become effective.

(xix) The Company does not own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xx) No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened.

(xxi) The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Change.

(xxii) The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened against the Company relating to Occupational Laws.

(xxiii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xxiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recent evaluation of such, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxv) Except as described in the Prospectus, the Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the ”NASD Rules”). The Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of

Rule 4350(d)(1) of the NASD Rules. Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (A) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (B) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls in the preparation of financial statements.

(xxvi) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxvii) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or, to the Company’s knowledge, with any person or affiliate located in Cuba.

(xxviii) The Company carries, or is covered by, insurance duly in force on the date hereof and issued by insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and the Company has (i) not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxix) No relationship exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described.

(xxx) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person (as defined below) acting on behalf of the Company, has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment on behalf of or for the benefit of the Company. “Person” shall mean an individual, partnership, limited liability company, corporation, association joint stock company, trust, joint venture or unincorporated organization.

(xxxi) Neither the Company nor any other Person acting on behalf of the Company has taken any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxxiii) The Company is in compliance with all provisions of the Sarbanes-Oxley Act that are effective and as to which the Company is required to be in compliance.

(xxxiv) The Company has not extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxv) No supplier of merchandise to the Company has ceased shipments of merchandise to the Company, which cessation would result in a Material Adverse Change.

(xxxvi) The Company has materially complied with, is not in material violation of, and has not received any written notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, including without limitation all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, reimbursement, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), or any license, certificate, approval, clearance, authorization, permit, supplement or amendment required by any Applicable Laws (“Authorizations”). The Company possesses all material Authorizations and such material Authorizations are in full force and effect. The Company is, and its products are, in compliance in all material respects with all Authorizations and Applicable Laws, including, but not limited to, all laws, statutes, rules, regulations, or orders administered, issued or enforced by the Federal Food and Drug Administration (the “FDA”) or any other federal or foreign governmental authority having authority over the Company or any of its products (“Governmental Authority”). Except as described in the Registration Statement and the Prospectus, the Company has not received from the FDA or any other Governmental Authority any notice of adverse findings, regulatory letters, notices of violations, Warning Letters, criminal proceeding notices under Section 305 of the Federal Food, Drug, and Cosmetic Act, or other similar communication from the FDA or other Governmental

Authority alleging or asserting material noncompliance with Applicable Laws or any Authorizations, and there have been no seizures conducted or threatened by the FDA or other Governmental Authority, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, safety alerts or similar actions relating to the safety or efficacy of the Company’s products conducted, requested or threatened by the FDA or other Governmental Authority relating to the products sold by the Company. Except as described in the Prospectus and the Registration Statement, the Company has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal, safety alert, “dear doctor” letter, or other similar notice or action relating to the alleged lack of safety or efficacy of any of the Company’s products or any alleged product defect or violation, and the Company has no knowledge that any Governmental Authority has initiated, conducted or intends to initiate any such notice or action. The Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other similar action from any Governmental Authority alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding. Each regulatory submission for the Company’s products has been filed, cleared and maintained in compliance in all material respects with all Applicable Laws and Authorizations, including without limitation applicable federal statutes, rules, regulations or orders administered or promulgated by the FDA or other Governmental Authority, and all laboratory and clinical studies, and tests that support clearance of its products have been conducted in all material respects in compliance with accepted professional scientific standards and all Applicable Laws and Authorizations in all material respects. No filing or submission to the FDA or any other Governmental Authority, intended to be the basis for any Authorization, contains any material omission or material false information, and the Company has not received any notices or correspondence from any Governmental Authority (including, but not limited to, the FDA) requiring suspension of any studies, tests, or clinical trials conducted by or on behalf of the Company. Except as described in the Prospectus and the Registration Statement, there currently are not any clinical trials being conducted by or on behalf of the Company where the underlying data will or is intended to be submitted to the FDA, nor are there any applications for premarket approval or clearance pending with the FDA. The Company is not aware of any facts which are reasonably likely to cause (A) the withdrawal, or recall of any products sold or intended to be sold by the Company, or (B) a change in the marketing classification or labeling of any such products, except as would not reasonably be expected to result in a Material Adverse Change, (C) a termination or suspension of marketing clearance of any such products, or (D) a suspension or revocation of any of the Company’s Authorizations. The Company has not received notice (whether complete or pending) of any proceeding seeking recall, suspension or seizure of any products sold or intended to be sold by the Company.

(xxxvii) Nothing has come to the attention of the Company that has caused the Company to believe that the scientific, statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are credible and generally recognized as authoritative in the Company’s industry.

(xxxviii) To the Company’s knowledge, the descriptions of and information regarding the studies, tests and trials, and the data and results derived therefrom, contained in the Prospectus and the Registration Statement are accurate and complete in all material respects and the Company, after due inquiry, is not aware of any other studies, tests, trials, presentations, publications or other information relating to the Company’s products that are not described in the Prospectus and Registration Statement and that could reasonably call into question the validity, completeness, or accuracy of any study, test, trial, results or data described in the Prospectus and Registration Statement when viewed in the context in which such studies, tests, trials results, or data are described therein.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with the transactions contemplated by this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell              Firm Shares to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $             per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

The Firm Shares will be delivered by the Company to you for the accounts of the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, or such other location as may be mutually acceptable, at 7:00 a.m. Pacific time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 1:30 p.m. Pacific time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” Delivery of the Firm Shares shall be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 8:30 a.m., Pacific time, on the business day next preceding the First Closing Date at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, or such other location as may be mutually acceptable.

(b) On the basis of the representations, warranties and agreements herein contained, but on the terms and subject to the conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the Option is exercised the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company, as appropriate, to you for the accounts of the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, or such other location as may be mutually acceptable at 7:00 a.m., Pacific time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 8:30 a.m., Pacific time, on the business day next preceding the Second Closing Date at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, or such other location as may be mutually acceptable.

(c) It is understood that you, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4. Covenants. The Company covenants and agrees with the Underwriters as follows:

(a) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, are necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish to the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which the Representatives shall reasonably object, unless legal counsel to the Company advises the Company that the filing of such amendment or supplement (or any such term sheet) is required by applicable laws or regulations.

(b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event that occurs within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act (the “Prospectus Delivery Period”) as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(d) Within the Prospectus Delivery Period the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(e) The Company shall take or cause to be taken all necessary action to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required in connection therewith to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f) The Company will furnish to the Underwriters and counsel for the Underwriters, copies of the Registration Statement (four of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents; as soon as available and in such quantities as you may from time to time reasonably request.

(g) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all non-confidential information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(h) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(i) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including blue sky memoranda (covering the states and other applicable jurisdictions), (iii) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that you shall designate, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (vi) listing fees, if any, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants; provided, however, that travel and lodging costs not attributable solely to the Company (i.e., shared travel costs such as a chartered aircraft) shall be shared equally by the Company and the Underwriters, and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein provided, however, that the Underwriters shall bear the cost of travel and lodging for the Underwriters in connection with the investor presentations on any “road show” undertaken in connection with the marketing of the Securities; provided, however, that travel and lodging costs not attributable solely to the Underwriters (i.e., shared travel costs such as a chartered aircraft) shall be shared equally by the Company and the Underwriters. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(j) The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will report the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(k) The Company will not, without the prior written consent of J.P. Morgan Securities Inc. and Piper Jaffray & Co. (which consent may be withheld in their sole discretion), for a period of 180 days after the date of the Prospectus (the “Lock-Up Period”) directly or indirectly, offer for sale, sell, contract to sell, grant any option for the sale of (including without limitation any short sale), pledge (except in accordance with the terms of this paragraph), transfer, establish an open “put equivalent position” within the meaning of Rule 16A-1(h) or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or any security or instrument related to such Common Stock, options or warrants, whether now owned or hereafter acquired, or publicly announce the undersigned’s intention to do any of the foregoing, except (i) to the Underwriters pursuant to this Agreement, (ii) to directors, employees and consultants pursuant to the exercise of options granted pursuant to the Company’s 1997 Stock Option Plan and 2004 Preferred Stock

Plan before the date of the Prospectus, (iii) to employees pursuant to the Company’s 2004 Employee Stock Purchase Plan after the date of the Prospectus, (iv) options granted to directors, employees and consultants pursuant to the Company’s 2004 Equity Incentive Plan, and (v) upon the exercise of warrants described in the Prospectus. Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless J.P. Morgan Securities Inc. and Piper Jaffray & Co. waive, in writing, such extension. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period unless all securities of the Company owned by such person are subject to the restrictions set forth in this Section 4(k).

(l) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company’s directors, director nominees, if any, executive officers and each of the stockholders holding over 0.5% of the Company’s outstanding Common Stock (assuming conversion of all shares of the Company’s preferred stock into Common Stock) in substantially the form attached hereto as Exhibit A (each such letter, a “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. The Company agrees not to waive, or otherwise release any stockholder from, and to take all action necessary to enforce the restrictions set forth in (i) Section 3.9 of the Investor Rights Agreement or (ii) any similar market stand-off agreement to which the Company and any security holder of the Company is a party.

(m) Neither the Company nor any other Person acting on behalf of the Company has taken or will take any action designed to or that might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Company has not effected any sales of Common Stock that are required to be disclosed in response to Item 701 of Regulation S-K under the Act that have not been so disclosed in the Registration Statement.

(n) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(o) The Company will file with the Commission such periodic and special reports as required by the Rules and Regulations, including without limitation any reports required by Rule 463 of the Act.

(p) The Company will maintain such controls and other procedures that are required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, which are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company is made known to them by others within those entities.

(q) The Company will comply with all effective provisions of the Sarbanes-Oxley Act as to which the Company will be, at such time, required to be in compliance.

(r) The Company’s obligations under the covenants provided for in Sections 4(o), 4(p) and 4(q) shall terminate on the one-year anniversary of the date of this Agreement.

5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than 2:00 p.m., Pacific time, on the date of this Agreement, or such later time and date as you, as Representatives of the Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or due to issuances contemplated by Section 4(k), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than in accordance with Section 4(k) of this Agreement), or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

(d) On each Closing Date, there shall have been furnished to you, dated as of such Closing Date, as Representatives of the Underwriters, the opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

(i) The Company is a corporation duly incorporated and validly existing under, and by virtue of the laws of the State of Delaware, and is in good standing under such laws. The Company has the corporate power to own its properties and assets, and to carry on its business as described in the Prospectus. The Company is qualified to do business as a foreign corporation in the State of California.

(ii) The authorized, issued and outstanding capitalization of the Company as of [June 30, 2004] was as set forth in the Prospectus under caption “Capitalization.” Immediately prior to the completion of the offering contemplated by the Prospectus, the Company’s authorized capitalization consisted of              shares of common stock,              of which were issued and outstanding. The Firm Shares delivered on the date hereof, and all other outstanding shares of the capital stock of the Company, have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus. The stockholders of the Company have no preemptive rights contained in the Company’s Certificate of Incorporation or Bylaws. To counsel’s knowledge, the stockholders of the Company do not have contractual preemptive or similar rights with the Company with respect to the Firm Shares that have not otherwise been waived. To counsel’s knowledge, except as described in the Prospectus, there are no options (other than those issued in the ordinary course of business under the Company’s 1997 Stock Option Plan and 2004 Preferred Stock Plan), warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

(iii) Except as disclosed in the Prospectus or otherwise expressly waived in writing, there are no contracts, agreements or understandings known to counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(iv) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act.

(v) No consent, approval, authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Purchase Agreement, or the offer, sale or issuance of the Firm Shares, except such as have been obtained and made under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(vi) The execution and delivery by the Company of the Purchase Agreement, the performance by the Company of its obligations under the Purchase Agreement, and the issuance and sale of the Firm Shares do not violate (i) any provisions of the Certificate of Incorporation or Bylaws, (ii) any provision of any applicable federal or state law, rule or regulation known to counsel to be customarily applicable to transactions of this nature, (iii) any order or decree known to counsel, (iv) any order of any governmental agency or body or any court having jurisdiction over the Company or any of its respective properties. The execution and delivery by the Company of the Purchase Agreement, the performance by the Company of its obligations under the Purchase Agreement, and the issuance of the Firm Shares do not violate, or constitute a default under, any contract or agreement filed as an exhibit to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K to which the Company is a party.

(vii) The Company has the corporate power to enter into the Purchase Agreement and to authorize, issue and sell the Firm Shares as contemplated by the Purchase Agreement. The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company. The Purchase Agreement has been duly executed and delivered by the Company.

(viii) The Registration Statement was declared effective under the Securities Act, and the Prospectus was filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act on [            ]. No stop order

suspending the effectiveness of the Registration Statement or any part thereof has been issued as of the date hereof, and no proceedings for that purpose have been instituted or, to counsel’s knowledge, threatened by the Commission as of the date hereof.

(ix) Counsel does not know of any statutes, regulations, legal or governmental proceedings required to be described in the Prospectus that are not described in all material respects therein as required nor of any contracts or documents required to be described or filed as exhibits to the Registration Statement that are not described or filed as required.

(x) The information in the Prospectus (i) under the caption “Risk Factors – Anti-takeover provisions in our amended and restated certificate of incorporation and bylaws and Delaware law could discourage a takeover.” (ii) under the caption “Management – Employee Benefit Plans,” (iii) under the caption “Management – 401(k) Plan,” (iv) under the caption “Management – Change in Control Arrangements,” (v) under the caption “Management – Limitations on Liability and Indemnification,” (vi) under the caption “Description of Stock” and (vii) in paragraphs [four] through [seven] under the caption “Shares Eligible for Future Sale;” and the information in Part II of the Registration Statement under Item 14, in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

(xi) The Firm Shares have been designated for inclusion in the NASDAQ National Market.

(xii) The statements in the Prospectus, insofar as such statements purport to describe or summarize provisions of the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”) applicable to the Company or its products, are accurate and complete in all material respects and fairly present the information purported to be described therein, and based upon the description of the Company’s business contained in the Prospectus, such statements summarize the provisions of the FFDCA that are material to the Company’s business.

(xiii) Counsel is not aware of any lawsuit or regulatory proceeding, pending or threatened, brought by or before the FDA, in which the Company or any of its officers or directors, in their capacity as such, is or would be the defendant or respondent, and without an independent inquiry, such counsel is not aware of any lawsuit or regulatory proceeding, pending or threatened, brought by or before any other federal regulatory authority in which the Company or any of its officers or directors, in their capacity as such, is or would be the defendant or respondent, except as described in the Prospectus.

(xiv) To such counsel’s knowledge, there is no action, suit, proceeding or investigation pending against the Company before any court or governmental agency, nor any threat thereof, that, if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Company.

Further, although such counsel would not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as stated in paragraphs (x) and (xiii) above), such counsel shall confirm that no facts have come to their attention that have caused them to believe that, (i) as of its effective date, the Registration Statement or any amendment thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which we express no belief) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) as of its issue date or as of such Closing Date, the Prospectus or any amendment or supplement thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which they need express no belief) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel shall confirm that each of the Registration Statement, at the time it was declared effective by the Commission under the Securities Act, and the Prospectus, at the time it was transmitted for filing with the Commission pursuant to Rule 424(b)(4) under the Securities Act (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which they need express no belief), complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

In rendering such opinion such counsel may rely (i) as to matters of law other than the General Corporation Law of the State of Delaware, the laws of the State of California and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company provided that the extent of such reliance is specified in such opinion.

(e) On each Closing Date, the Underwriters shall have received, dated as of the First Closing Date or the Second Closing Date, as the case may be, the following opinion from Townsend and Townsend and Crew, special patent counsel to the Company:

(i) The Company is listed in the records of the Patent and Trademark Office as the sole holder of record of each of the patents listed under the heading “U.S. Patents Held by the Company” on Exhibit A hereof (the “U.S. Patents”) and each of the patent applications listed under the heading “U.S. Patent Applications Submitted by the Company” on Exhibit B hereof (the U.S. Applications”). To the best of our knowledge, the Company owns nine (9) issued U.S. Patents and ten (10) pending U.S. Applications. We are not aware of any claims of third parties to any ownership interest or lien with respect to any of the U.S. Patents or U.S. Applications. All U.S. Applications remain pending as of the date of this letter.

(ii) The Company is the holder of record of each of the five (5) foreign patent applications listed under the heading “Non-U.S. Patent Applications Submitted by the Company” on Exhibit C hereof, none of which have been granted as of the date of this letter (the “Non-U.S. Applications”) (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the “Applications”). We are not aware of any claims of third parties to any of such Non-U.S. Applications. All of the Non-U.S. Applications remain pending as of the date of this letter.

(iii) The statements under the Prospectus captions “            ,” “            ,” and “            ” (collectively, the “Intellectual Property Portion”) in the Registration Statement and the Prospectus and any amendment or supplement thereto, insofar as such statements constitute a summary of the Company’s U.S. Patents and Applications, fairly, accurately and completely summarize in all material respects the legal matters, documents and proceedings relating to such U.S. Patents and Applications described therein.

(iv) Except as may be discussed in the Registration Statement, we have no knowledge of any facts indicating that the Company lacks or will be unable to obtain any rights to use all Intellectual Property necessary to the conduct of its business as now or proposed to be conducted by the Company as described in the Prospectus. We are not aware of any facts that (A) would preclude the Company from having clear title to the Patents and Applications, or (B) would lead us to conclude that any of the Patents are invalid or unenforceable or that any patent issued in respect of an Application would be invalid or unenforceable.

(v) Except as may be discussed in the Registration Statement, we are not aware that any valid patent is infringed by the activities of the Company described in the Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used in a manner presently contemplated by the Company.

(vi) We are not aware of any material defects of form in the preparation or filing of the Applications on behalf of the Company. To the best of our knowledge, the Company has complied with the USPTO duty of candor and disclosure for each of the U.S. Patents. We are not aware of any facts which would preclude the grant of a patent from each of the Applications. The Applications are being diligently pursued by the Company.

(vii) We know of no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents or trade secrets.

(viii) We are not aware of any pending or threatened actions, suits, proceedings or claim by governmental authorities or others challenging the validity or scope of the Applications or the Patents.

(ix) We are not aware of any infringement on the part of any third party of the U.S. Patents, Applications, trade secrets, know-how or other proprietary rights of the Company.

(x) Except as may be described in the Registration Statement, we have no knowledge of any patent rights of others which are or would be infringed by the Company’s products or applications of the Company’s products referred to in the Prospectus.

(xi) Nothing has come to our attention which causes us to believe that the information contained in the Intellectual Property Portion of (A) the Registration Statement, or any amendments thereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) On each Closing Date, the Underwriters shall have received, dated as of the First Closing Date or the Second Closing Date, as the case may be, the following opinion from Hoekendijk & Lynch LLP, special patent counsel to the Company:

(i) The Company is listed in the records of the Patent and Trademark Office as the sole holder of record of each of the patents listed under the heading “U.S. Patents Held by the Company” on Exhibit A hereof (the “U.S. Patents”) and each of the patent applications listed under the heading “U.S. Patent Applications Submitted by the Company” on Exhibit B hereof (the U.S. Applications”). To my knowledge, the Company owns [9] issued U.S. Patents and [10] pending U.S. Applications. I am not aware of any claims of third parties to any ownership interest or lien with respect to any of the U.S. Patents or U.S. Applications. All U.S. Applications remain pending as of the date of this letter.

(ii) The Company is the holder of record of each of the foreign patent applications listed under the heading “Non-U.S. Patent Applications Submitted by the Company” on Exhibit C hereof, none of which have been granted as of the date of this letter (the “Non-U.S. Applications”) (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the “Applications”). I am not aware of any claims of third parties to any of such Non-U.S. Applications. All of the Non-U.S. Applications remain pending as of the date of this letter.

(iii) The statements under the Prospectus captions “            ,” “            ,” and “            ” (collectively, the “Intellectual Property Portion”) in the Registration Statement and the Prospectus and any amendment or supplement thereto, insofar as such statements constitute a summary of the Company’s U.S. Patents and Applications, fairly, accurately and completely summarize in all material respects the legal matters, documents and proceedings relating to such U.S. Patents and Applications described therein.

(iv) Except as may be discussed in the Registration Statement, I have no knowledge of any facts indicating that the Company lacks or will be unable to obtain any rights to use all Intellectual Property necessary to the conduct of its business as now or proposed to be conducted by the Company as described in the Prospectus. I am not aware of any facts that (A) would preclude the Company from having clear title to the Patents and Applications, or (B) would lead me to conclude that any of the Patents are invalid or unenforceable or that any patent issued in respect of an Application would be invalid or unenforceable.

(v) Except as may be discussed in the Registration Statement, I am not aware of any valid patent that is infringed by the activities of the Company described in the Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used in a manner presently contemplated by the Company.

(vi) I am not aware of any material defects of form in the preparation or filing of the Applications on behalf of the Company. To the best of my knowledge, the Company has complied with the USPTO duty of candor and disclosure for each of the U.S. Patents. I am not aware of any facts which would preclude the grant of a patent from each of the Applications. The Applications are being diligently pursued by the Company.

(vii) I know of no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents or trade secrets.

(viii) I am not aware of any pending or threatened actions, suits, proceedings or claim by governmental authorities or others challenging the validity or scope of the Applications or the Patents.

(ix) I am not aware of any infringement on the part of any third party of the U.S. Patents, Applications, trade secrets, know-how or other proprietary rights of the Company.

(x) Except as may be described in the Registration Statement, I have no knowledge of any patent rights of others which are or would be infringed by the Company’s products or applications of the Company’s products referred to in the Prospectus.

(xi) Nothing has come to my attention which causes me to believe that the information contained in the Intellectual Property Portion of (A) the Registration Statement, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, such opinion or opinions from Latham & Watkins LLP, counsel for the Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h) On the date of this Agreement and on the First Closing Date or the Second Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the First Closing Date or the Second Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such First Closing Date or Second Closing Date, as the case may be.

(i) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the

Company has complied with all the agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or due to issuances contemplated by Section 4(k) of this Agreement), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than in accordance with Section 4(k) of this Agreement), of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might reasonably be expected to result in any Material Adverse Change.

(j) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(l) The Representatives shall have received on and as each Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(m) The Underwriters shall have received all the Lock-Up Agreements referenced in Section 4(l).

(n) At each Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(o) The securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter its affiliates, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a third party claim alleging an untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and

Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon a third party claim alleging an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Securities, or any person controlling such Underwriter, if (A) a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, (B) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities and (C) the Company delivered, or caused to be delivered, the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by                      (the “Prime Rate”). Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b) Each Underwriter, severally, and not jointly, will indemnify and hold harmless the Company and each of its respective affiliates, directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a third party claim alleging an untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon a third party claim alleging the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information provided to the Company by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of Underwriters to the Company expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus is (i) that information with respect to the price, discount, and proceeds set forth on the cover page of the Prospectus, (ii) the last sentence of the first paragraph under the caption “Underwriting,” (iii) the table following the first paragraph under the caption “Underwriting,” (iv) the third paragraph under the caption “Underwriting,” (v) the last sentence of the fourth paragraph under the caption “Underwriting,” (vi) the seventh paragraph under the caption “Underwriting,” (vii) the last sentence of the eighth paragraph under the caption “Underwriting,” (viii) the twelfth paragraph under the caption “Underwriting,” (ix) the thirteenth paragraph under the caption “Underwriting,” (x) the fourteenth paragraph under the caption “Underwriting,” (xi) the fifteenth paragraph under the caption “Underwriting,” (xii) that information on the cover page of the Prospectus stating that the Underwriters expect to deliver the Securities to purchasers on or about October     , 2004 (collectively, the “Underwriters’ Information”).

In addition to their other obligations under this Section 6(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), they will reimburse the Company on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall have the right to participate in the proceeding and shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others that the Indemnifying Person may designate in such proceeding. The Indemnifying Person shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and Piper Jaffray & Co. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(f) The Underwriters severally confirm and the Company acknowledges that the Underwriters’ Information in the Prospectus is correct and constitutes the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

(g) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters, the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If, on the First Closing Date or the Second Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the First Closing Date or the Second Closing Date, as the case may be, for up to five full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the First Closing Date or the Second Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the First Closing Date or the Second Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to the Second Closing Date, the obligation of the Underwriters to purchase Securities on the Second Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

9. Effective Date of this Agreement and Termination.

(a) This Agreement shall become effective at 6:00 a.m., Pacific time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(i) and Section 6 hereof shall at all times be effective.

(b) You, as Representatives of the Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq National Market shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(i) and Section 6 hereof shall at all times be effective.

(c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone, confirmed by letter.

10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o JP Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 and c/o Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402 and, with a copy to Michael W. Hall, Esq. at Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 740 Bay Road, Redwood City, California, 94063-2469, with a copy to David J. Saul, Esq., at Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers, directors, employees and agents referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the Underwriters.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

14. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure there from, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

FoxHollow Technologies, Inc.

By
[Title]

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

J.P. MORGAN SECURITIES INC.		PIPER JAFFRAY & CO.

By:		By:
	Co-Managing Director		Co-Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares (1)
J.P. MORGAN SECURITIES INC.
PIPER JAFFRAY & CO.
THOMAS WEISEL PARTNERS LLC
WILLIAM BLAIR & COMPANY LLC

Total

(1)	The Underwriters may purchase up to an additional Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

July     , 2004

J.P. Morgan Securities Inc.

Piper Jaffray & Co.

Thomas Weisel Partners LLC

William Blair & Company LLC

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Re:	Proposed Initial Public Offering of FoxHollow Technologies, Inc.

Ladies and Gentlemen:

The undersigned understands that you will act as representatives for a group of underwriters (the “Underwriters”) who propose to enter into a Purchase Agreement (the “Purchase Agreement”) with FoxHollow Technologies, Inc. (the “Company”) providing for the initial public offering (the “Offering”) by the Underwriters of common stock of the Company (the “Common Stock”) pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission.

In consideration of the Underwriters’ agreement to purchase and make the Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period of 180 days after the date of the Purchase Agreement (the “Lock-Up Period”), not to, without the prior written consent of J.P. Morgan Securities Inc. and Piper Jaffray & Co. (which consent may be withheld in their sole discretion), directly or indirectly, offer for sale, sell, contract to sell, grant any option for the sale of (including without limitation any short sale), pledge (except in accordance with the terms of this paragraph), transfer, establish an open “put equivalent position” within the meaning of Rule 16A-1(h) of the Securities Exchange Act of 1934 or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or any security or instrument related to such Common Stock, options or warrants, whether now owned or hereafter acquired, or publicly announce the undersigned’s intention to do any of the foregoing. Notwithstanding the foregoing, the undersigned may sell or otherwise transfer shares of Common Stock (i) as a bona fide gift or gifts or pledge, provided that the undersigned provides prior written notice of such gift or gifts or pledge to you and the donee or donees or pledgee or pledgees (as the case may be) thereof agree to be bound by the restrictions set forth herein, (ii) either during the undersigned’s lifetime or on death by will or intestacy to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and a member or members of the undersigned’s immediate family, provided that the transferee thereof agrees to be bound by the restrictions set forth herein, (iii) shares acquired in the open market on or after the date of the Purchase Agreement, provided that the undersigned is not a director or officer of the Company or (iv) to the Underwriters pursuant to the Purchase Agreement.

Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless J.P. Morgan Securities Inc. and Piper Jaffray & Co. waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any waiver of the extension of the Lock-Up Period, if any, pursuant to the previous paragraph will be delivered by J.P. Morgan Securities Inc. and Piper Jaffray & Co. to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.

In addition, the undersigned agrees that it will not, without the prior written consent of J.P. Morgan Securities Inc. and Piper Jaffray & Co., during the Lock-Up Period, as may be extended pursuant to the terms of this Lock-Up Agreement, make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock.

The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into underwriting arrangements with respect to the Offering. This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. If (i) the Purchase Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, or (ii) the Purchase Agreement is not executed within one (1) year from the date of this Lock-Up Agreement, this Lock-Up Agreement shall terminate immediately upon such date and be of no further force and effect.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:
Printed Name:

Accepted as of the date

first set forth above:

J.P. MORGAN SECURITIES INC.

PIPER JAFFRAY & CO.

THOMAS WEISEL PARTNERS LLC

WILLIAM BLAIR & COMPANY LLC

By: J.P. MORGAN SECURITIES INC.

By:
Name:
Title: